ARTHUR
                                    ANDERSEN


                                                       _________________________
April 17, 1997                                         Arthur Andersen LLP

                                                       _________________________
Securities and Exchange Commission                     101 Eisenhower Parkway
Mail Stop 9-5                                          Roseland, NJ 07068-1099
450 Fifth Street, N.W.                                 201 403 6100
Washington, D.C. 20549




Dear Sirs/Madam:

We have read the statements made by SVB Financial Services, Inc., which we understand will be filed with the Commission on April 22, 1997, pursuant to Item 4 of Form 8-K. We agree with the statements concerning our firm in such Form 8-K, as amended.

Very truly yours,


/s/Arthur Andersen LLP
----------------------
Arthur Andersen LLP

PB

Copy to:
Mr. Keith B. McCarthy
Executive Vice President
SVB Financial Services, Inc.
103 West End Avenue
Somerville, New Jersey 08876